UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: February 13, 2013

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 001-32647

Texas	76-0362774
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 100

Houston, Texas 77027

(Address of principal executive offices)

(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on August 17, 2012, ATP Oil & Gas Corporation (the “Company”) filed a voluntary petition for relief (the “Bankruptcy Filing”) under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) Case No. 12-36187. Also as previously disclosed, on August 29, 2012, the Company entered into a Senior Secured Super Priority Priming Debtor in Possession Credit Agreement (the “DIP Credit Agreement”) with the lenders party thereto, as lenders (the “Lenders”), Credit Suisse AG, as the administrative agent and collateral agent (the “Agent”), and Credit Suisse Securities (USA) LLC, as the sole bookrunner and sole lead arranger, which was amended on September 20, 2012 and again on December 9, 2012. On February 13, 2013, the Company, the Lenders and the Agent further amended the DIP Credit Agreement (“Amendment No. 3”). The material amendments to the DIP Credit Agreement include the following (Capitalized terms used in this Current Report on Form 8-K and not otherwise defined in this Current Report on Form 8-K have the meaning given to such terms in the DIP Credit Agreement, as amended.):

•

The Lenders agreed to an additional term loan facility (the “Additional Facility”) in an aggregate principal amount of up to $117 million (the “Additional Loans”) with an original issue discount of 15%. The initial tranche amount of the Additional Loans was in the aggregate principal amount of $11,800,000 (the “Initial Loan”) and was made available to the Company on February 14, 2013. A final hearing is scheduled for February 19, 2013 to discuss potential changes to the terms of Amendment No. 3, and if such final order approving the revised Amendment No. 3 is not entered, the Initial Loan shall have an original issue discount of 2% instead of 15%.

•	The Cash Flow Sweep threshold amount for Unrestricted Cash on Hand was decreased from $30,000,000 to $15,000,000.

•

Upon the Company entering into either a Replacement Financing Facility or a Deferral Arrangement during the first 60 days following the closing date of Amendment No. 3, any loans prepaid will be deemed to have been originally made without any original issue discount.

•

If within the first 120 days following the closing date of Amendment No. 3, the obligations under the DIP Credit Agreement are repaid in full, in cash (with the cash proceeds of an asset disposition), then the amount of the loans under the Additional Facility prepaid will be deemed to have been originally made with a 5% original issue discount.

•

The voluntary prepayment provisions and reduction in commitment provisions under the DIP Credit Agreement will be amended to provide that any prepayment will go first to prepay the loans under the Additional Facility on a pro rata basis, second to prepay the NM Loans on a pro rata basis, and third to prepay the Refinancing Loans and the Prepetition Hedge Obligations.

•	Numerous milestones and deadlines have been put in place for construction and operation of the GC 300 #4ST5, the GC 300 #2ST1, the B Sand and the C Sand (as reflected on Schedule 8.22).

•	The following affirmative covenants were added:

•

The Company shall use commercially reasonable efforts to negotiate a consensual restructuring of its ORRI and NPI obligations, including without limitation making an initial proposal to applicable holders, no later than February 22, 2013.

•

The Company shall cause its Subsidiaries to upstream their revenues to the Company; provided that such Subsidiaries may retain that portion of revenues necessary to fund their operations and any portion of revenues necessary to comply with applicable law or applicable agreements of such Subsidiaries.

•

If the Company determines in good faith, in consultation with the Lenders that the Gomez Analysis shows that shutting in the Gomez wells would be beneficial to the Company and its creditors, taking into account both short-term and long-term costs and benefits, it shall use good faith efforts to negotiate with the NPI and ORRI holders consensual agreements that positively impact the Gomez Analysis.

•

The Company shall have agreed to the engagement by the Lenders of a consulting project engineering firm, at the Company’s expense, such firm having a scope of services acceptable to the Required DIP Lenders (the “Lenders’ Consultant”), to include analysis of the Company’s economic model and assessment of the Company’s construction and operational projects, and the Company shall provide full access and information to such engineering firm. Further, if the Lenders’ Consultant reasonably determines that the projected timeline to complete the Clipper Project and other operational projects set forth in the DIP Budget will (a) take at least an additional two weeks or longer and/or (b) cost more (subject to agreed variances), in either case than the Company had projected in the approved DIP Budget or Clipper Project Budget, availability to borrow under the DIP Credit Agreement may be suspended. Provided however, before the Company’s ability to borrow is suspended, the CRO does have a right to contest the Lenders’ Consultant’s determination(s) and to produce evidence to the contrary, and the Company has the right to provide a business plan showing how it plans to remedy such loss or increased costs.

•	The Company is to hire two project managers to supervise the Clipper project and a general manager to assist the CRO with his day-to-day activities.

•	Schedule 8.19 (BOE Production Schedule) is being updated to reflect the impact of the Additional Loans.

•

Each Lender that consented to Amendment No. 3 prior to the Amendment No. 3 closing date, shall receive a non-refundable amendment fee in an amount equal to 0.90% of the aggregate principal amount of such Lender’s loans outstanding as of February 12, 2013, such fee is to be paid in kind by being capitalized and added to the principal amount of such loans.

The foregoing summary of the amendment to the DIP Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment No. 3, which is attached hereto as Exhibit 10.1, and any order entered by the Bankruptcy Court.

Additional information regarding the Bankruptcy Filings is available on the internet at www.atpog.com. Filings with the Bankruptcy Court and claims information are available at www.kccllc.net/atpog.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Exhibit Description

10.1	Amendment No. 3 to Senior Secured Super Priority Priming Debtor in Possession Credit Agreement with ATP Oil & Gas Corporation (“ATP”), the lenders party thereto, as lenders, Credit Suisse AG, as the administrative agent and collateral agent, and Credit Suisse Securities (USA) LLC, as the sole bookrunner and sole lead arranger (Schedule 8.19 is incorporated by reference to Exhibit 99.1 to ATP’s Form 8-K filed September 26, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and thereunto duly authorized.

ATP Oil & Gas Corporation

Date: February 19, 2013	By:	/s/ Keith R. Godwin
Keith R. Godwin
Chief Accounting Officer

Exhibit Index

Exhibit	Exhibit Description

10.1	Amendment No. 3 to Senior Secured Super Priority Priming Debtor in Possession Credit Agreement with ATP Oil & Gas Corporation (“ATP”), the lenders party thereto, as lenders, Credit Suisse AG, as the administrative agent and collateral agent, and Credit Suisse Securities (USA) LLC, as the sole bookrunner and sole lead arranger (Schedule 8.19 is incorporated by reference to Exhibit 99.1 to ATP’s Form 8-K filed September 26, 2012)